UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BLACKHAWK NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	43-2099257
(State of other jurisdiction of incorporation)	(IRS Employer Identification Number)

6220 Stoneridge Mall Road Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B Common Stock, par value $0.001 par value	The NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-187325.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

The “Description of Capital Stock” section included in the Registration Statement on Form S-1 (SEC File No. 333-187325) of Blackhawk Network Holdings, Inc. (the “Company”), as amended, which Registration Statement was initially filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2013, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description	Reference

3.1	Amended and Restated Certificate of Incorporation of Blackhawk Network Holdings, Inc.	Filed as Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on April 25, 2013, and incorporated herein by reference.

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Blackhawk Network Holdings, Inc.	Filed as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on March 5, 2014, and incorporated herein by reference.

3.3	Amended and Restated Bylaws of Blackhawk Network Holdings, Inc.	Filed as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on April 25, 2013, and incorporated herein by reference.

4.1	Specimen stock certificate for Class B common stock.	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ David E. Durant
	Name:	David E. Durant
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Reference

3.1	Amended and Restated Certificate of Incorporation of Blackhawk Network Holdings, Inc.	Filed as Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on April 25, 2013, and incorporated herein by reference.

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Blackhawk Network Holdings, Inc.	Filed as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on March 5, 2014, and incorporated herein by reference.

3.3	Amended and Restated Bylaws of Blackhawk Network Holdings, Inc.	Filed as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on April 25, 2013, and incorporated herein by reference.

4.1	Specimen stock certificate for Class B common stock.	Filed herewith.